UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2018, the Board of Directors of Lantheus Holdings, Inc. (the “Company”) appointed Robert J. Marshall, Jr. as the Chief Financial Officer and Treasurer of the Company and its subsidiaries, effective September 24, 2018. Mr. Marshall is succeeding John W. Crowley in those roles.

Mr. Marshall brings to the Company more than 30 years of finance experience, including in M&A, capital markets and investor relations. Prior to joining the Company, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc. (NYSE: ZBH), a global medical device company with a leading position in musculoskeletal health. He held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently as Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Prior to Zimmer Biomet, Bob was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration degree from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. Mr. Marshall also holds the CFA designation.

In connection with Mr. Marshall’s appointment as Chief Financial Officer and Treasurer, his annual base salary will be $405,000 and his target annual bonus will be 55% of his annual base salary. Following commencement of his employment, Mr. Marshall will also be granted restricted shares of the Company’s common stock valued at $600,000 in the aggregate (based on the closing price of a share of the Company’s common stock on the grant date), which shares will vest in equal annual installments on each of the first four anniversaries of the grant date. For 2019, he will also have a target long-term equity incentive grant of 125% of his annual base salary.

Mr. Crowley will continue with the Company in a full time advisory role through September 28, 2018 and will work with Mr. Marshall to ensure a smooth transition. The separation with Mr. Crowley is not due to any disagreement with the Company, its Board of Directors, its Audit Committee or its auditors or on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

A copy of the Company’s press release, dated August 20, 2018, announcing the appointment of Mr. Marshall as Chief Financial Officer and Treasurer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc., dated August 20, 2018, announcing the appointment of Robert J. Marshall, Jr. as Chief Financial Officer and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.
By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President, Law and Public Policy, General Counsel & Secretary

Date: August 20, 2018